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                                                            EXHIBIT 23.1
                                                            ------------

	CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


	We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Incentive Plan of Trega Biosciences,
Inc. of our report dated February 5, 1997 (except for Note 10, as to which the date is February 28, 1997) with respect to the consolidated financial statements of Trega Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                  	/s/ ERNST & YOUNG LLP


San Diego, California
November 18, 1997